EXHIBIT 23.1

Consent of Independent Certified Accountants

We have issued our report, dated January 29, 2004, accompanying the consolidated financial statements included or incorporated by reference in the Form 10-KSB of Electro-Sensors, Inc. for the year ended December 31, 2003. We hereby consent to the incorporation by reference of the above-mentioned report in the Prospectus constituting part of the registration statements on Forms S-8 of Electro-Sensors, Inc. (File No. 333-40037), (File No. 333-08603), and (File No. 333-48955).

/s/ Virchow Krause & Company, LLC
Certified Public Accountants Minneapolis, Minnesota

March 10, 2004